Exhibit 8.2

ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR

Intelsat Jackson Holdings S.A.
4, rue Albert Borschette,
L-1246 Luxembourg,
Grand Duchy of Luxembourg
(RCS Luxembourg B149.959)

Luxembourg, December 19, 2012

O/Ref. : TH/CMA/SNO/cma

Re : Intelsat Jackson Holdings S.A. – Registration Statement S-4 – USD 1,200,000,000 7 1/4% Senior Notes due 2020

Ladies and Gentlemen:

We have as Luxembourg counsel in Luxembourg been asked by Intelsat Jackson Holdings S.A. (the “Issuer”), Intelsat S.A., Intelsat (Luxembourg) S.A., Intelsat Operations S.A. and Intelsat Luxembourg Investment S.àr.l. to issue the present opinion in connection with the filing on December 19, 2012 of a registration statement under the US Securities Act of 1933, as amended, on Form S-4 with the Securities and Exchange Commission (the “Registration Statement”) of up to USD 1,200,000,000 7 1/4% senior notes due 2020 and (the “Exchange Notes”) of the Issuer to be issued in exchange for an equal aggregate principal amount of the Issuer’s outstanding USD 1,200,000,000 7 1/4% senior notes due 2020 and the related guarantees.

We hereby confirm that the discussion of Luxembourg tax matters contained in the Registration Statement under the heading “Taxation – Luxembourg,” to the extent it states matters of law or legal conclusions and subject to the qualifications and limitations set forth therein, is our opinion.

The present opinion is given on the basis and may only be relied upon on the express condition that it is governed by Luxembourg laws and that it, any disputes relating thereto are, subject to the exclusive jurisdiction of the Luxembourg courts.

2, place Winston Churchill - B.P. 425 - L 2014 Luxembourg - T (352) 44 66 44 0 - F (352) 44 22 55 - www.ehp.lu

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus contained in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended.

Very truly yours,

        /s/ Elvinger, Hoss & Prussen

Elvinger, Hoss & Prussen

Cintia Martins Costa